              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference into the previously filed Registration Statement on Form S-8 (No. 333-39897) of Little Falls Bancorp, Inc. (the "Company") of our report dated January 22, 1999, except for the last two paragraphs of Note 2, as to which the date is January 26, 1999, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



                                             /s/Radics & Co., LLC
                                             -----------------------------------
                                             Radics & Co., LLC

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Pine Brook, New Jersey
March 22, 1999